UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 -------------------------------
                       Amendment No. 1 to

                            FORM 8-K/A

                 -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


           January 26, 1994                               0-14871


(Date of earliest report)                    (Commission File
Number)




                    ML MEDIA PARTNERS, L.P.
          (Exact name of registrant as specified in its charter)




                 New York                            13-3221085


   (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification
Number)




    World Financial Center, South Tower, New York, New York
10080-6108
            (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577


           (Registrant's telephone number, including area code)




                                    Not Applicable


      (Former name or former address, if changed since last report.)

Item 5. Other Events
        Registrant has engaged Merrill Lynch & Co. and Daniels & Associates to act as its financial advisors in connection with a possible sale of all or a portion of Registrant's California cable systems.
       The California cable systems serve approximately 132,000 basic subscribers in Anaheim and Manhattan/Hermosa Beach and surrounding areas in southern California and in Rohnert Park and Fairfield and surrounding areas in northern California.
        There can be no assurances that the Registrant will be able to enter into an agreement to sell the systems on terms acceptable to the
Registrant or that any such sale will be consummated. If a sale is consummated, it is expected that it would be consummated no earlier than the second half of 1994.
          As an alternative to a sale, Registrant and its financial advisors may consider other strategic transactions to maximize the value of the California cable systems, such as a joint venture or an affiliation agreement with a larger multiple system operator.

                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange
Act of
1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                ML MEDIA PARTNERS, L.P.

                                By:  RP Media Management,
                                      General Partner

                                By:  IMP Media Management,
                                      Inc.

Dated February 1, 1994          By:
                                     Elizabeth McNey Yates
                                      Vice President